EXHIBIT 10.4

AMENDMENT

TO THE

ST. JUDE MEDICAL, INC.

2002 STOCK PLAN

WHEREAS, St. Jude Medical, Inc., a Minnesota corporation (the “Company”), has heretofore adopted and maintains the “St. Jude Medical, Inc. 2002 Stock Plan” (the “Plan”);

WHEREAS, the Board of Directors of the Company (the “Board”) has retained the power to amend the Plan; and

WHEREAS, the Board has authorized the amendment of the Plan to bring the Plan into compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW THEREFORE, pursuant to the power of amendment contained in Section 7 of the Plan, the Plan is hereby amended, effective as of October 23, 2008, as follows:

1. Section 1(k) of the Plan is hereby amended by (i) replacing the phrase “one of more,” where it appears therein, with the phrase “one or more,” and (ii) by adding “and in accordance with Section 409A of the Code” at the end thereof.

2. Section 2(a)(v) of the Plan is hereby amended to read as follows:

“(v)     to determine, in accordance with Section 409A of the Code, whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant; and”

3. Section 4 of the Plan is hereby amended by deleting the reference to “Parent Corporation or” where it first appears therein.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized agent on this 23rd day of October, 2008.

ST. JUDE MEDICAL, INC.

By	/s/ Pamela S. Krop